UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2009

000-51379
(Commission File Number)

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	51-0539830
(State of Incorporation)	(IRS Employer Identification No.)

Guangri Tower, Suite 702
No. 8 Siyou South 1st Street
Yuexiu District
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective August 25, 2009 (the “Effective Date”), Mr. Richard P. Wu was appointed as Chief Financial Officer of China Medicine Corporation (the “Company”) and its subsidiaries. Effective the same day, Ms. Huizhen Yu resigned from her position as Chief Financial Officer of the Company and its subsidiaries. She now continues to serve as Controller of the Company and its subsidiaries. The Board of Directors approved the appointment of the new CFO and accepted the resignation of Ms. Yu.

Mr. Wu will serve as CFO of the Company and its subsidiaries for a term of four years unless terminated earlier under certain circumstances. Mr. Wu will be compensated as follows:

1.	An annual salary of $130,000; and
2.
Stock Option to purchase up to 240,000 shares of the Company’s common stock, exercisable at $1.70 per share. Among which, 60,000 shares will vest on the first anniversary of the Effective Date and the rest of the option will vest on a quarterly basis throughout the three-year period with 15,000 shares to vest in arrears of each quarter. The option grant is pursuant to the Company’s 2006 Long-Term Incentive Plan.

Set forth below is Mr. Wu’s background.

Richard P. Wu, age 44, has over 14 years of experience in accounting and finance both in China and the U.S. including financial reporting, disclosure and regulatory compliance, financial planning, taxation, and debt and equity financing. Prior to joining the Company, Mr. Wu was Chief Financial Officer and Executive Vice President of China Natural Gas, Inc., a NASDAQ Global-listed company, from 2008 to 2009. From January 2004 to May 2007 he was Chief Financial Officer and Corporate Senior Vice President of The AlliancePharm U.S. LLC’s China operations, where he had full finance and accounting responsibility for the sourcing and contract manufacturing business for active pharmaceutical ingredients and managed a finance and accounting team of over 100 people. From December 1999 to December 2003 he was Chief Financial Officer and Corporate EVP of MeetChina.com Inc.’s China business, an online cross-border ecommerce portal in China. From October 1997 to December 1999, he was senior director of Finance and VP Investment of the Paging Products Group in Greater China at Motorola Inc., a New York Stock Exchange-listed company. He served as Investment Banking Associate and Vice President of Lehman Brothers Inc.’s New York and Hong Kong offices from 1995 to 1997. Mr. Wu also had been a practicing lawyer in China from 1987 to 1992. Mr. Wu graduated from the Wharton School, University of Pennsylvania in 1995 with an MBA degree in finance and accounting. He received a Master of Justice Administration degree from Indiana University in 1993, and a Master of Law degree from China University of Political Science and Law in 1987. Mr. Wu obtained in a BA degree from Zhengzhou University, China, in 1985 and is fluent in English and Mandarin.

The Employment Agreement and the Instrument Grant of the Stock Option are in the process of being finalized.

There is no family relationship between Mr. Wu and the Company’s directors or management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name:	Senshan Yang
Title:	Chief Executive Officer

Date:    August 31, 2009